Nicor Inc.
Form 8-K
Exhibit 3.1

NICOR INC.

(hereinafter “Company”)

AMENDED AND RESTATED BY-LAWS

Effective as of July 24, 2008

ARTICLE I.

STOCK AND TRANSFERS.

    SECTION 1.   Shares of the Company’s stock (of any class or series) shall be represented by certificates or may be in uncertificated form.  Stock certificate(s) shall state the number and class of shares, and the designation of the series, if any, which such certificate represents.  All certificates of stock shall be signed by the Chairman, the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, provided that in case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such officer had not ceased to be such at the date of its issue.  All certificates of stock may be sealed with the seal of the Company or a facsimile of such seal, shall be countersigned by a transfer agent, and shall be authenticated and registered by a registrar.  The Board of Directors shall appoint one or more transfer agents, none of whom shall be an officer of the Company authorized to sign certificates of stock, and one or more independent registrars.  Certificates of stock shall not be valid until countersigned by a transfer agent and authenticated and registered by a registrar in the manner provided by the Board of Directors.  If a certificate is countersigned by a transfer agent or registrar, other than the Company itself or one of its employees, any other signatures or countersignature on the certificate may be facsimiles.  The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Company.  Except as expressly provided by law, there shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Illinois Business Corporation Act of 1983 as amended from time to time (hereinafter referred to as the “Act”).

    SECTION 2.   Shares of stock shall be transferable only on the books of the Company, and, except as hereinafter provided or as otherwise required by law, shall be transferred only: (i) in the case of certificated shares, upon proper endorsement and surrender of the certificates theretofore issued; and (ii) in the case of uncertificated shares, upon receipt of proper transfer instructions (as may be determined appropriate by Company or Company’s transfer agent) from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual representing proper evidence of succession or authority to transfer the stock.  If an outstanding certificate of stock shall be lost, destroyed or stolen, a new certificate or uncertificated share(s) may be issued upon the holder producing evidence satisfactory to Company of such loss, destruction or theft, and, if required by Company upon furnishing to  Company, the transfer agents and the registrars, a bond of indemnity deemed sufficient by the Secretary or an Assistant Secretary, against claims under the outstanding certificate.  The Company retains the right to replace lost, destroyed or stolen certificates with new or replacement certificates or to represent the shares evidenced by such lost, destroyed or stolen certificates in uncertificated form.

SECTION 3.   The certificates for each class or series of stock shall be numbered and a record shall be made of the name and address of the person to whom each certificate is issued, the number of shares represented by the certificate and the number and date of the certificate.  All certificates exchanged or returned to the Company for transfer shall be cancelled.

SECTION 4.   For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, for a meeting of stockholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting.  If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

ARTICLE II.

MEETINGS OF STOCKHOLDERS.

SECTION 1.   The regular annual meeting of the stockholders of the Company for the election of Directors and for the transaction of such other business as may come before the meeting shall be held on the fourth Thursday in April of each year, or on such other date of each year as the Board of Directors may determine.  Each such regular annual meeting and each special meeting of the stockholders shall be held at such place as the Board of Directors may determine.

SECTION 2.   Special meetings of the stockholders may be called only by (i) the Chairman, (ii) the President, (iii) the Board of Directors, (iv) a majority of the Directors individually, and (v) solely in accordance with the procedures set forth in Article II, Section 11 of these by-laws, the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called.  The only business that shall be conducted at a special meeting are the matters specified in the notice of meeting given by or at the direction of the person or persons calling the meeting pursuant to this Section 2.  Except in accordance with this Section 2 and the procedures set forth in Article II, Section 11 of these by-laws, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

SECTION 3.   Written notice stating the place, day and hour of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or, in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the President, the Secretary or the persons calling the meeting, to each stockholder of record entitled to vote at the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears upon the records of the Company, with postage thereon prepaid.  If permitted under the Act, such notice may be delivered to a stockholder of record by electronic mail and, unless otherwise provided under the Act, shall be deemed to be delivered when electronically transmitted to such stockholder at his or her electronic mail address as it appears upon the records of the Company.

SECTION 4.   At any meeting of stockholders, the Chairman may appoint one or more persons as inspectors for such meeting.  Such inspector or inspectors shall ascertain and report the number of shares represented at the meeting, based upon his or her or their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.  Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 5.   At all meetings of the stockholders a majority of the outstanding shares of stock entitled to vote on a matter, excluding such shares as may be owned by the Company, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of stockholders; provided that if less than a majority of the outstanding shares are represented at the meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Act or the Articles of Incorporation of the Company.

SECTION 6.   At every meeting of the stockholders, each outstanding share of stock entitled to vote on a matter, regardless of class, shall be entitled to one vote upon each matter voted upon, and such vote may in all cases be given by proxy.  In all elections for Directors every stockholder shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are Directors to be elected, or to cumulate such votes and give to one candidate as many votes as shall equal the number of Directors to be elected multiplied by the number of his or her shares of stock, or to distribute such cumulative votes in any proportion among any number of candidates.

SECTION 7.   Within twenty days after the record date for a meeting of stockholders or ten days before such meeting, whichever is earlier, the Secretary shall make a true and complete list, in alphabetical order, of all the stockholders of record of the Company entitled to vote at the meeting, together with the address of each and the number of shares held by each.

SECTION 8.   The Chairman and the Secretary of the Company shall, when present, act as Chairman and Secretary, respectively, of each meeting of the stockholders.  The Chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the Chairman’s judgment, are appropriate for the proper conduct of the meeting; provided, however, that all proposals by stockholders introduced for stockholder action at the meeting shall require a “second” by a stockholder as a condition to calling for a vote on such matters.

SECTION 9.   At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 9 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) complied with all of the notice procedures set forth in this Section 9 as to such business.  Except for proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.  Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Article II, Section 10 of these by-laws, and this Section 9 shall not be applicable to nominations except as expressly provided in Article II, Section 10 of these by-laws.

Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 9.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was made (such notice within such time periods, “Timely Notice”).  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

To be in proper form for purposes of this Section 9, a stockholder’s notice to the Secretary pursuant to this Section 9 shall be required to set forth:

(i)           As to the stockholder providing the notice and each other Proposing Person (as defined below), (A) the name and address of the stockholder providing the notice, as they appear on the Company’s books, and each other Proposing Person and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the stockholder providing the notice and/or any other Proposing Persons, except that such stockholder and/or such other Proposing Persons shall be deemed to beneficially own any shares of any class or series of the Company as to which such stockholder and/or such other Proposing Persons has a right to acquire beneficial ownership at any time in the future;

(ii)         As to the stockholder providing the notice (or, if different, the beneficial owner or beneficial owners on whose behalf such business is proposed) and each other Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder or beneficial owner, as applicable, and/or any other Proposing Person, the purpose or effect of which is to give such stockholder or beneficial owner, as applicable, and/or such other Proposing Person economic risk similar to ownership of shares of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transaction is determined by reference to the price, value or volatility of any shares of any class or series of the Company, or which derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Company (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transaction conveys any voting rights in such shares to such stockholder or beneficial owner, as applicable, and/or such other Proposing Person, (y) the derivative, swap or other transaction is required to be, or is capable of being, settled through delivery of such shares or (z) such stockholder or beneficial owner, as applicable, and/or such other Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction, (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, as applicable, and/or any other Proposing Person has or shares a right to vote any shares of any class or series of the Company, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, as applicable, and/or any other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner, as applicable, and/or such other Proposing Person with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Company owned beneficially by such stockholder or beneficial owner, as applicable, and/or any other Proposing Person that are separated or separable from the underlying shares of the Company, (E) any performance related fees (other than an asset based fee) that such stockholder or beneficial owner, as applicable, and/or any other Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Company, any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such stockholder or beneficial owner, as applicable, and/or any other Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such stockholder or beneficial owner, as applicable, and/or such other Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); and

(iii)        As to each matter the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder providing the notice and/or any other Proposing Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings between or among the stockholder providing the notice, any other Proposing Person, and/or any other persons or entities (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Section 9, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the business proposed to be brought before the annual meeting is made, and (iii) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.

A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 9.  The presiding officer at the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

This Section 9 is expressly intended to apply to any business proposed to be brought before an annual meeting, regardless of whether or not such proposal is made pursuant to Rule 14a-8 under the Exchange Act.  In addition to the requirements of this Section 9 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such business. This Section 9 shall not be deemed to affect the rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

For purposes of these by-laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations thereunder.

    SECTION 10.   Nomination of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting pursuant to Article II, Section 2 of these by-laws) may be made at such meeting (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by any stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 10 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) complied with the notice procedures set forth in this Section 10 as to such nomination.  This Section 10 shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors to be considered by the stockholders at an annual meeting or special meeting.

Without qualification, for nominations to be made at an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Section 9 of these by-laws) thereof in writing and in proper form to the Secretary of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 10.  Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting pursuant to Article II, Section 2 of these by-laws, then for nominations to be made at such special meeting by a stockholder, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 10.  To be timely, a stockholder’s notice for nominations to be made at a special meeting by a stockholder must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 9 of these by-laws) of the date of such special meeting was first made.  In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form for purposes of this Section 10, a stockholder’s notice to the Secretary pursuant to this Section 10 shall be required to set forth:

(i)          As to the stockholder providing the notice and each other Nominating Person (as defined below), (A) the name and address of the stockholder providing the notice, as they appear on the Company’s books, and of the other Nominating Persons, and (B) any Disclosable Interests (as defined in Article II, Section 9 of these by-laws, except that for purposes of this Section 10 the term “Nominating Person” as defined in this Section 10 shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 9 of these by-laws) of the stockholder providing the notice (or, if different, the beneficial owner or beneficial owners on whose behalf such notice is given) and/or each other Nominating Person;

(ii)         As to each person whom the stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 10 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder providing the notice (or, if different, the beneficial owner or beneficial owners on whose behalf such notice is given) and/or any Nominating Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder or beneficial owner, as applicable, and/or such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(iii)        The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 10, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the nomination proposed to be made at the meeting is made and (iii) any affiliate or associate of such stockholder or beneficial owner (as such terms are defined in Rule 12b-2 under the Exchange Act).

A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

Notwithstanding anything in these by-laws to the contrary, no person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 10.  The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with the provisions of this Section 10, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

In addition to the requirements of this Section 10 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such nominations.

    SECTION 11.   The stockholder or stockholders seeking to call a special meeting of the stockholders pursuant to Article II, Section 2 of these by-laws shall first be required to request in writing that the Board fix a record date for the purpose of determining the stockholders entitled to call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company; provided, that the stockholder or stockholders seeking to call such special meeting shall hold of record (and, with respect to any beneficial owner, if different, on whose behalf such special meeting is called, such beneficial owner shall be the beneficial owner of) not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the special meeting is sought to be held both at the time of the request for a record date pursuant to this Section 11 and as of the record date fixed by the Board of Director for the purpose of determining the stockholders entitled to call such special meeting.  Within fifteen (15) days after receipt of a request in proper form and otherwise in compliance with this Section 11 from any such stockholder or stockholders, the Board shall adopt a resolution fixing a date as the record date for the purpose of determining the stockholders entitled to call such special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no resolution fixing a record date has been adopted by the Board of Directors within such fifteen (15) day period after the date on which such a request is received, the record date in respect thereof shall be deemed to be the twenty-fifth (25th) day after the date on which such a request is received.

To be in proper form for purposes of this Section 11, a request by a stockholder or stockholders for the Board to fix a record date pursuant to this Section 11 shall be required to set forth:

(i)          As to the stockholder or stockholders making the request and each other Requesting Person (as defined below), (A) the name and address of the stockholder or stockholders making the request, as they appear on the Company’s books, and each other Requesting Person and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by the stockholder or stockholders making the request and/or any other Requesting Persons, except that such stockholder or stockholders and/or such other Requesting Persons shall be deemed to beneficially own any shares of any class or series of the Company as to which such stockholder or stockholders and/or such other Requesting Persons has a right to acquire beneficial ownership at any time in the future;

(ii)         As to the stockholder or stockholders making such request and each other Requesting Person, any Disclosable Interests (as defined in Article II, Section 9 of these by-laws, except that for purposes of this Section 11 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 9 of these by-laws) of the stockholder or stockholders making the request (or, if different, the beneficial owner or beneficial owners on whose behalf such request is made given) and/or each other Requesting Person; and

(iii)        As to the purpose or purposes of the special meeting proposed to be specified in the notice of the meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of the stockholder or stockholders providing the notice and/or any other Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings between or among the stockholder or stockholders providing the notice, any other Requesting Person, and/or any other persons or entities (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting.

For purposes of this Section 11, the term “Requesting Person” shall mean (i) the stockholder or stockholders making the request for the special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the request for the special meeting is made and (iii) any affiliate or associate of such stockholder or beneficial owner (as such terms are defined in Rule 12b-2 under the Exchange Act).

Without qualification, for stockholders to call a special meeting of the stockholders pursuant to Article II, Section 2 of these by-laws, stockholder or stockholders of record as of the record date fixed by the Board of Directors who hold, in the aggregate, not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the special meeting is sought to be called must provide timely notice thereof in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company.  To be timely, a stockholder’s notice seeking to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not later than the sixtieth (60th) day following the record date fixed by the Board of Directors.  To be in proper form for purposes of this Section 11, a notice by a stockholder or stockholders to the Secretary seeking to call a special meeting pursuant to this Section 11 shall be required to set forth (i) the purpose or purposes of the special meeting proposed to be specified in the notice of the special meeting and the business proposed to be conducted at the special meeting, (ii) with respect to any stockholder or stockholder who requested that the Board of Directors fix a record date pursuant to this Section 11, any update or supplement to the information previously provided to the Company in connection therewith, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date fixed by the Board of Directors, and (iii) with respect to any other stockholder or stockholders providing the notice to call a special meeting, the information required to be provided pursuant to this Section 11 as if such stockholder or stockholder had requested that the Board of Directors fix a record date pursuant to this Section 11.

After receipt by the Company of timely notices in proper form from stockholders holding the requisite number of shares to call a special meeting pursuant to Article II, Section 2 of these by-laws, the Board of Directors shall cause a special meeting of stockholders to be duly called and held no later than sixty (60) days after receipt of such notices for the purpose or purposes specified in the notices received by the Company.  The Board of Directors shall promptly provide written notice of such special meeting to the stockholders in accordance with Article II, Section 3 of these by-laws.  If the Board of Directors fails to cause a special meeting to be called and held as required by this Section 11, or otherwise fails to provide the requisite written notice thereof in accordance with Article II, Section 3 of these by-laws, the stockholder or stockholders providing such notices may call and hold the special meeting, and provide the written notice in accordance with Article II, Section 3 of these by-laws, all at the expense of the Company.

In connection with a special meeting called by or at the request of the stockholders in accordance with this Section 11, the stockholder or stockholders notifying the Company to call the special meeting shall further update and supplement the information previously provided to the Company in connection therewith, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

This Section 11 shall be the exclusive means for a stockholder or stockholders to call special meetings of the stockholders.  Notwithstanding anything in these by-laws to the contrary, no special meeting shall be called by the stockholders except in accordance with the procedures set forth in this Section 11.  If the Board of Directors shall determine that any request to fix a record date or to call and hold a special meeting was not properly made in accordance with the provisions of this Section 11, or the stockholder or stockholders notifying the Company to call the special meeting do not otherwise comply with the provisions of this Section 11, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting.  In addition to the requirements of this Section 11 with respect to stockholders seeking to call special meetings of the stockholders, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act and the rules and regulations thereunder, with respect to such special meeting.

SECTION 12.   In the event that the Board of Directors provides by resolution pursuant to Article Fourteen of the Articles of Incorporation that the holders of Preferred Stock or Preference Stock may take any action required or permitted to be taken by such holders by consent in writing without a meeting, the Board of Directors shall determine by resolution the procedures for the taking of such action, including fixing the record date for determining the stockholders entitled to consent to such action and such other procedures as the Board of Directors may deem to be necessary and appropriate.

ARTICLE III.

BOARD OF DIRECTORS.

SECTION 1.   Unless the Board of Directors determines otherwise, the number of Directors of the Company shall be not less than eight nor more than thirteen.  The number of Directors may be fixed or changed from time to time within the foregoing minimum and maximum by the Directors without further amendment of these by-laws.  The Directors shall be elected at each annual meeting of the stockholders, but if for any reason the election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the stockholders called for that purpose in accordance with Article II, Section 2 of these by-laws.  Each Director, including one elected to fill a vacancy or elected as a result of an increase in the number of Directors, shall hold office until the next succeeding annual meeting or until his or her successor shall have been elected and qualified.  Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose in accordance with Article II, Section 2 of these by-laws; provided, however, that any vacancy arising between meetings of stockholders by reason of an increase in the number of Directors or otherwise may be filled by the Board of Directors except as otherwise provided under the provisions of the Articles of Incorporation of the Company.  A decrease in the number of

Directors does not shorten an incumbent Director’s term.  Directors need not be residents of the State of Illinois or stockholders of the Company.

SECTION 2.   Regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board of Directors.  Notice of such meeting, stating the time and place at which it will be held, shall be given to each Director personally, by telephone, by electronic mail or by facsimile transmission at least one day, or by depositing such notice in the mails properly addressed, at least two days before the day of such meeting.

SECTION 3.   Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by any two Directors and shall be held at such place as shall be specified in the notice for such meeting.  Notice of every special meeting of the Board stating the time and place at which such meeting will be held, shall be given to each Director personally, by telephone, by electronic mail or by facsimile transmission at least one day, or by depositing such notice in the mails properly addressed, at least two days before the day of such meeting.

SECTION 4.   A majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board; provided that if less than a quorum is present at the meeting, a majority of the Directors present may adjourn the meeting at any time without further notice.  At all meetings of the Board of Directors at which a quorum is present, a majority vote of those present shall be decisive of all questions before the meeting.

SECTION 5.   The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise.

SECTION 6.   Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

SECTION 7.   Members of the Board of Directors or of any committee thereof may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and be heard by each other.  Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

ARTICLE IV.

COMMITTEES.

SECTION 1.   There shall be an Executive Committee of not less than five members consisting of the Chairman of the Company and not less than four other Directors.  The chairman of the Committee shall be the Chairman of the Company or another Director elected or designated by the Board of Directors.  The Board of Directors shall, at its first meeting after the annual meeting of the stockholders in each year, by resolution adopted by a majority of the number of Directors then in office designate the chairman and the regular members of the Committee and the remaining Directors who shall constitute alternates to serve temporarily, and as far as practicable in rotation, as members of the Committee in place of any of the regular members who, at any time, may be unable to serve.  The Chairman of the Company or the Directors calling a meeting of the Committee shall call upon alternates to serve as herein provided.  When any alternate serves, the minutes of the meeting shall record the name of the regular member in whose place he or she serves.  Each Director designated as a regular member of the Executive Committee shall serve as such for one year or until his or her successor shall have been designated.  The Executive Committee shall, when the Board is not in session, have and may exercise all of the authority of the Board of Directors in the management of the Company, except as limited by Section 3 of this Article IV.  Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors.  The Executive Committee shall keep minutes of the proceedings at its meetings and such minutes shall be distributed to the Directors at or before the next meeting of the Board thereafter.

SECTION 2.   A majority of the number of the Directors then in office may from time to time appoint, or authorize the appointment of, other committees, standing or special, from among its own number and confer such powers upon such committees, except as limited by Section 3 of this Article IV, and revoke such powers and terminate the existence of such committees, as the Board at its pleasure may determine.  All such committees may have such number of members as the Board of Directors designates.

SECTION 3.   Neither the Executive Committee nor any other committee of the Board of Directors shall (i) authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof; (ii) approve or recommend to stockholders any act the Act requires to be approved by the stockholders; (iii) fill vacancies on the Board or any of its committees; (iv) elect or remove officers or fix the compensation of any member of the committee; (v) adopt, amend or repeal the by-laws; (vi) approve a plan of merger not requiring stockholder approval; (vii) authorize or approve the reacquisition of shares except according to a general formula or method prescribed by the Board; (viii) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the Board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or (ix) amend, alter, or repeal, or take any action inconsistent with any resolution or action of the Board if the resolution or action of the Board provides by its terms that it shall not be amended, altered or repealed by a committee.

SECTION 4.   Meetings of any committee may be called at any time by the Chairman of the Company or by any Director who is a member of the committee, and shall be held at such place as shall be designated in the notice of such meeting.  Notice of each committee meeting stating the time and place at which such meeting will be held shall be given to each member of the committee personally, by telephone, by electronic mail or by facsimile transmission at least one day, or by depositing such notice in the mails properly addressed, at least two days before the day of such meeting.  A majority of the members of a committee shall constitute a quorum thereof; provided that if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting at any time without further notice.  A majority vote of those present at each meeting of a committee at which a quorum is present shall be decisive of all questions before the meeting.  Each member of a committee, not receiving a salary from the Company, or any affiliated company, shall be paid such fee for attendance at each meeting as the Board of Directors may from time to time by resolution determine.

ARTICLE V.

OFFICERS.

SECTION 1.   There shall be elected by the Board of Directors, at its first meeting after the annual election of Directors in each year if practicable, the following principal officers of the Company, namely: a Chairman, who shall be a Director of the Company, a President, such number of Vice Presidents as the Board at the time may decide upon, a Secretary and a Treasurer.  The Chairman and/or President can be the Chief Executive Officer as determined by the Board.  There may also be elected by the Board a Chairman of the Executive Committee, who shall be a Director of the Company.  The Board may also provide for such other officers and prescribe for each of them such duties as in its judgment may from time to time be desirable in the conduct of the affairs of the Company.  Any two or more offices may be held by the same person; one person may be an assistant in any two or more offices.  All officers shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding annual election of Directors or until their successors shall have been elected, but any officer may be removed from office by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

SECTION 2.   The Chairman shall, when present, preside at all meetings of the stockholders and of the Board of Directors.  He or she shall also, when present, preside at all meetings of the Executive Committee unless the Board has designated another Director as Chairman of such Committee.  If the Chairman is designated as the Chief Executive Officer of the Company, the Chairman shall have the general management and direction, subject to the control of the Board of Directors and the Executive Committee, of the affairs of the Company.  He or she shall have power to appoint any and all officers, agents and employees of the Company not required by these by-laws to be elected or appointed directly by the Board of Directors.  He or she shall have power to accept the resignation of or to discharge any and all officers, agents and employees of the Company not elected or appointed directly by the Board of Directors.  When the Board of Directors is not in session, he or she shall have power to accept the resignation or suspend the authority of any and all officers, agents and employees of the Company elected or appointed directly by the Board of Directors, subject, however, to the pleasure of the Board of Directors at its next meeting.  He or she shall sign all papers and documents to which his or her signature may be necessary or appropriate and shall have such other powers and duties as usually devolve upon the chief executive officer of a corporation, and such further powers and duties as  may be prescribed for him or her by the Board of Directors or the Executive Committee.

SECTION 3.   The President shall act in a general executive capacity.  If the Chairman is designated as the Chief Executive Officer, the President shall assist the Chairman in the administration and operation of the Company’s business and general supervision of its policies and affairs.  The President shall, in the absence of or because of the inability to act of the Chairman, perform all duties of the Chairman and preside at all meetings of stockholders and of the Board of Directors.  The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Company authorized by the Board of Directors, certificates, contracts, and other instruments of the Company as authorized by the Board of Directors.

If the President is designated as the Chief Executive Officer, the President shall have the general management and direction, subject to the control of the Board of Directors and the Executive Committee, of the affairs of the Company.  He or she shall have power to appoint any and all officers, agents and employees of the Company not required by these by-laws to be elected or appointed directly by the Board of Directors.  He or she shall have power to accept the resignation of or to discharge any and all officers, agents and employees of the Company not elected or appointed directly by the Board of Directors.  When the Board of Directors is not in session, he or she shall have power to accept the resignation or suspend the authority of any and all officers, agents and employees of the Company elected or appointed directly by the Board of Directors, subject, however, to the pleasure of the Board of Directors at its next meeting.  He or she shall sign all papers and documents to which his or her signature may be necessary or appropriate and shall have such other powers and duties as usually devolve upon the chief executive officer of a corporation, and such further powers and duties as  may be prescribed for him or her by the Board of Directors or the Executive Committee.  In the absence or disability of the Chairman, the President shall have the powers and perform the duties of the Chairman.

SECTION 4.   Each of the Vice Presidents shall have such powers and duties as may be prescribed for him or her by the Board of Directors, the Executive Committee, the President, or the officer to whom he or she reports.

SECTION 5.   The Secretary shall attend all meetings of the stockholders, of the Board of Directors and of the Executive Committee, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the corporate seal, records, minute books and stock books of the Company, and of such other books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Secretary or as shall be placed in his or her custody by order of the Board of Directors or the Executive Committee.  He or she shall keep a suitable record of the addresses of stockholders and shall, except as may be otherwise required by statute or these by-laws, sign and issue all notices required for meetings of stockholders, of the Board of Directors and of the Executive Committee.  In the case of a special meeting of the stockholders called by the requisite number of stockholders or by a majority of the Directors individually, and in the case of a special meeting of the Board of Directors or a meeting of the Executive Committee, called by any two Directors, the Secretary may, and if so requested by the persons calling the meeting shall, include the names of such persons in the notice of the meeting.  He or she shall sign all papers to which his or her signature may be necessary or appropriate, shall affix and attest the seal of the Company to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary and as may be prescribed for him or her by the Board of Directors, the Executive Committee, the Chief Executive Officer, or the officer to whom he or she reports.

SECTION 6.   The Treasurer shall have such powers and duties as are commonly incidental to the office of Treasurer and as may be prescribed for him or her by the Board of Directors, the Executive Committee, the Chief Executive Officer, or the officer to whom he or she reports.

SECTION 7.   Assistant officers may be elected by the Board of Directors or appointed by the Chief Executive Officer or the President.  Each assistant officer shall assist the officer whom he or she is elected or appointed to assist and shall for such purpose have the powers of such officer.  In the absence or disability of any officer, his or her duties shall, except as otherwise ordered by the Board of Directors or Executive Committee, temporarily devolve upon such assistant officer as shall be designated by the Chief Executive Officer.

ARTICLE VI.

MISCELLANEOUS.

SECTION 1.   Whenever any notice is required to be given under the provision of these by-laws or under the provisions of the Articles of Incorporation of the Company or under the provisions of the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

SECTION 2.   Any and all shares of stock of any corporation owned by the Company and any and all voting trust certificates owned by the Company calling for or representing shares of stock of any corporation may be voted at any meeting of the stockholders of such corporation or at any meeting of the holders of such certificates, as the case may be, by the Chairman, the President, a Vice President, the Secretary or the Treasurer upon any question which may be presented at such meeting, and any such officer may, on behalf of the Company, waive any notice required to be given of the calling of such meeting without notice.  The Chairman, the President, a Vice President, the Secretary and the Treasurer shall have authority to give to any person a written proxy in the name of the Company and under its corporate seal, to vote any or all shares of stock or any or all certificates owned by the Company upon any question that may be presented at any such meeting of stockholders or certificate holders, with full power to waive any notice of the calling of such meeting and consent to the holding of such meeting without notice.

SECTION 3.   The fiscal year of the Company shall begin on the first day of January and end on the last day of December in each year.

ARTICLE VII.

AMENDMENT OR REPEAL OF BY-LAWS.

These by-laws may be made, altered, amended or repealed by the stockholders or the Board of Directors.